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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-118699) of United Therapeutics Corporation,

  (2)
  Registration Statement (Form S-8 No. 333-108169) pertaining to the United Therapeutics Corporation's Equity Incentive Plan,

  (3)
  Registration Statement (Form S-8 No. 333-56922) pertaining to the United Therapeutics Corporation's Equity Incentive Plan;

  (4)
  Registration Statement (Form S-8 No. 333-95419) pertaining to the United Therapeutics Corporation's Equity Incentive Plan; and

  (5)
  Registration Statement (Form S-3 No. 333-139631) of United Therapeutics Corporation.

of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of United Therapeutics Corporation, and the effectiveness of United Therapeutics Corporation internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
McLean, Virginia February 28, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm